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                                                                  EXHIBIT 23.6


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 14, 1995, with respect to the consolidated financial statements of All City Communication Company, Inc. included in ProNet Inc.'s Current Report on
Form 8-K dated May 19, 1995, both filed with the Securities and Exchange Commission.



                                   /s/ WINTER, KLOMAN, MOTER & REPP S.C.
                                 -----------------------------------------
                                       Winter, Kloman, Moter & Repp S.C.



September 13, 1995
Elm Grove, Wisconsin